Exhibit 99.2

The South Financial Group
Results of the 2008 Annual Meeting of Shareholders (5/6/08)

Proposal #1 - Election of Directors
	Voting shares in favor
			Withheld
	#	%	Authority

Michael R. Hogan	59,144,716	87.6%	8,407,270
Jon W. Pritchett	59,356,413	87.9%	8,195,573
Edward J. Sebastian	58,581,359	86.7%	8,970,627
John C.B. Smith, Jr.	58,851,814	87.1%	8,700,172
Mack I. Whittle, Jr.	55,885,790	82.7%	11,666,196

Proposal #2 - Majority Voting
	#	%

Shares "For"	62,739,031	92.9%
% of the outstanding shares voting "For"	86.4%
Shares "Against"	4,363,927
Shares "Abstain"	449,219

Proposal #3 - Declassify Board
	#	%

Shares "For"	62,813,621	93.0%
% of the outstanding shares voting "For"	86.5%
Shares "Against"	4,267,577
Shares "Abstain"	471,105

Proposal #4 - Stock Option Plan
	#	%

Shares "For"	48,692,670	81.7%
Shares "Against"	10,927,736
Shares "Abstain"	891,103

Proposal #5 - Long-Term Incentive Plan
	#	%

Shares "For"	49,158,962	82.5%
Shares "Against"	10,423,510
Shares "Abstain"	929,137

Proposal #6 - Mgmt. Performance Incentive
	#	%

Shares "For"	52,092,137	87.5%
Shares "Against"	7,473,546
Shares "Abstain"	945,826

Proposal #7 - Non-binding Shareholder Vote to Ratify Executive Compensation
	#	%

Shares "For"	30,183,294	51.9%
Shares "Against"	28,008,426
Shares "Abstain"	2,319,789

Proposal #8 - Ratify Accountants
	#	%

Shares "For"	65,349,276	97.3%
Shares "Against"	1,782,459
Shares "Abstain"	420,474